UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2001
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                      Microwave Transmission Systems, Inc.
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        (Exact name of small business issuer as specified in its charter)


Texas                                   1-14219                    75-2197372
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(State or other jurisdiction        (Commission File         (I.R.S.Employer
of incorporation)                    Number)                 Identification No.)

541 Sterling Drive, Richardson, TX                           75081
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(Address of principal executive offices)                     (Zip Code)



(Registrant's telephone number, including area code: (972) 669-0591




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(Former name, former address and former fiscal year, if changed since last report)




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Item 5. Other Events

On May 17, 2001, the registrant disseminated the following press release:

                      Three Acquisitions to Double Revenues
                            Letters of Intent Signed

(Richardson, TX) - Microwave Transmission Systems, Inc. (OTCBB: "MWVT") announced that it had entered into letters of intent to acquire Viper Communication Systems, Inc., CKS Management, Inc., and EPIC Communications, Inc. Each of these companies is engaged in fabricating, building, and calibrating wireless and satellite based transmitting and receiving facilities, principally in the United States.

"Based on fiscal 2000 numbers, completion of these acquisitions will more than double our revenues and increase our pre-tax profits by more than 80% without dilution to our existing shareholders," said David Spurlin, Chief Executive Officer of Microwave Transmission Systems, Inc. "Before we became publicly held, some of our employees and I started these companies. We've shared resources and believe that we should now consolidate the companies."

The letters of intent anticipate that Microwave Transmission will purchase each of these companies with cash and stock with the cash portion being paid at closing and the stock portion based upon the acquired company's earnings in 2001. The aggregate consideration will be equal to five times the acquired company's earnings although the cash portion will be paid regardless of earnings in 2001. The price of the stock used in the stock portion is as yet undetermined but will be based upon a recent price of Microwave Transmission's Common Stock.

The letters of intent contemplate Microwave Transmission paying the stockholders of CKS $900,000 at closing, stockholders of Viper $1,500,000 at closing and stockholders of EPIC $400,000 at closing. Mr. Spurlin is a significant stockholder in each of these companies.

Viper's unaudited revenues for fiscal 2000 were approximately $3,744,000 with pre-tax profit of approximately $318,000. CKS's unaudited revenues for fiscal 2000 were approximately $4,944,000 with pre-tax profit of approximately $495,000. EPIC's unaudited revenues for fiscal 2000 were approximately $1,311,000 with pre-tax profits of approximately $118,000.

In fiscal 2000 Microwave Transmission's revenues were approximately $8,148,000 with pre-tax profits of approximately $1,110,000.

Viper Communications is based in Ocala, Florida with an additional office in Charlotte, North Carolina, and EPIC Communications is based in Austin, Texas. CKS Management, based in Oklahoma City with an office in Tyler, Texas, provides civil engineering services used in the construction of wireless transmission towers while Viper and EPIC provide services similar to those provided by Microwave Transmission.

Microwave Transmission Systems, Inc. is engaged in fabricating, building, and calibrating wireless and satellite based transmitting and receiving facilities, principally in the United States.

This press release contains forward-looking information within the meaning of Secion 29A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events of performance and underlying assumptions and other statements, which are other than statements of historical facts. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including, without limitations, management's examination of historical operating tends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectations, beliefs or projections will be achieved or accomplished.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: May 18, 2001
                                        Microwave Transmission Systems, Inc.


                                        /s/ P. David Spurlin
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                                        P. David Spurlin, President